Exhibit 16

[Logo of PricewaterhouseCoopers LLP]	PricewaterhouseCoopers LLP	Phone:	(614) 225-8700
	100 East Broad Street, Suite 2100	Fax:	(614) 224-1044
Columbus, OH 43215

June 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Worthington Industries, Inc. Deferred Profit Sharing Plan (the “Plan”) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Plan’s Form 8-K/A report dated June 2, 2004. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ PricewaterhouseCoopers LLP